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                                                                      EXHIBIT 99


NEWS RELEASE                                           CONTACT:  MUREM SHARPE
RELEASE DATE: 10/27/98                                 MSX INTERNATIONAL, INC.
                                                       248-299-1063
                                                       msharpe@msxi.com



MSX INTERNATIONAL, INC. ACQUIRES EAST COAST INFORMATION TECHNOLOGY STAFFING SERVICES COMPANIES.

MSX International, Inc., a global provider of technology-based business services and product development services, headquartered in Auburn Hills, Michigan announced today that it has entered into an agreement to acquire Lexstra International, Inc. and Lexus Temporaries, Inc., providers of contract computer consultants, systems analysts, and network support personnel. The companies are headquartered in New York, NY and have locations in Boston, MA, Red Bank, NJ, and Silver Spring, MD.

Larry Levine, president of Lexstra International, Inc., and Karen Suss, vice president of Lexus Temporaries, Inc., who founded the companies in 1991, will continue in their senior management roles.

"The acquisition of Lexstra International, Inc. and Lexus Temporaries, Inc. will add significant capacity to our staffing services offerings and will represent a major increase in our ability to deliver services in the high growth information technology arena. The companies' strengths are in providing a broad range of IT professionals to Fortune 500 financial services, telecommunications, insurance, and information systems companies. Their strong presence in the Eastern region of the U.S. enhances the strategic importance of these acquisitions to our corporate growth plans," stated Roger Fridholm, president of the Business, Technology and Staffing Services Group.

MSX International said the company expects to complete the transaction at the end of this month. The combined annual revenue of the two companies is approximately $50 million.

Levine said, "By joining MSX International, Lexstra International will benefit from significant corporate resources to support our growth objectives. We will have access to MSXI's global customer base and to resources for expansion in the fast moving IT staffing industry. We will be well-positioned to meet increased demand from current and new customers for our systems analysts, programmers, project leaders and software developers."

"Lexus Temporaries' customers have relied on our company to respond rapidly to their requirements for a broad range of computer operations staffing in network management, desktop support, computer operations, and office automation. We will be able to expand our reach within current customers and provide experienced staff to an expanded customer base," added Suss.

With annual sales exceeding $1 billion, MSX International employs more than 12,000 professional staff and contract personnel in 53 operating locations and 22 countries across North America, South America, Europe, and Asia. MSX International offers its customers a wide range of technology-based services both on-site and off-site, including product engineering and manufacturing engineering services; contract and temporary staffing; training services; purchasing support services; electronic document and information storage and retrieval services; process improvement consulting services; and marketing support services.

This document contains statements which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of any number of factors, many of which are beyond the control of management. These important factors are discussed in the Company's Registration Statement on Form S-4 (dated July 21,
1998).

MSX International's headquarters is in Auburn Hills, Michigan. Visit MSX International's website at http://www.msxi.com. MSX International's news releases are also available at http://www.prnewswire.com.


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